PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES


                                                               Three Months Ended
                                                                   March 31,
                                                         ------------------------------
                                                             2001             2000
                                                         -------------    -------------

Net income............................................    $    74,635      $    72,561
   Add: Minority interest in income...................         11,698            4,389
   Less: Minority interests in income which do not
     have fixed.......................................         (2,464)          (2,896)
                                                         -------------    -------------
Income from continuing operations.....................         83,869           74,054
   Interest expense...................................            971            1,406
                                                         -------------    -------------
Total Earnings Available to Cover Fixed Charges.......    $    84,840      $    75,460
                                                         =============    =============

Total Fixed Charges - Interest expense (including
   capitalized interet)...............................    $     3,081      $     3,517
                                                         =============    =============

Preferred Stock dividends.............................    $    28,036      $    25,038
Preferred OP unit distributions.......................          8,505              925
                                                         -------------    -------------
Total Preferred Distributions.........................    $    36,541      $    25,963
                                                         =============    =============

Total Combined Fixed Charges and Preferred
   distributions......................................    $    39,622      $    29,480
                                                         =============    =============

Ratio of Earnings to Fixed Charges....................          27.54x           21.46x
                                                         =============    =============

Ratio of Earnings to Combined Fixed Charges and
    Preferred distributions...........................           2.14x            2.56x
                                                         =============    =============


                                                                               For the Year Ended December 31,
                                                         ---------------------------------------------------------------------------
                                                             2000           1999            1998            1997           1996
                                                         -------------  -------------   -------------   -------------  -------------
                                                                           (Amounts in thousands, except ratios)
Net income............................................    $   297,088    $   287,885     $   227,019     $   178,649    $   153,549
   Add: Minority interest in income...................         38,356         16,006          20,290          11,684          9,363
   Less: Minority interests in income which do not
     have fixed charges...............................        (10,549)       (13,362)        (15,853)        (10,375)        (8,273)
                                                         -------------  -------------   -------------   -------------  -------------
Income from continuing operations.....................        324,895        290,529         231,456         179,958        154,639
   Interest expense...................................          3,293          7,971           4,507           6,792          8,482
                                                         -------------  -------------   -------------   -------------  -------------
Total Earnings Available to Cover Fixed Charges.......    $   328,188    $   298,500     $   235,963     $   186,750    $   163,121
                                                         =============  =============   =============   =============  =============

Total Fixed Charges - Interest expense (including
   capitalized interest)..............................    $    13,071    $    12,480     $     7,988     $     9,220    $    10,343
                                                         =============  =============   =============   =============  =============

Preferred Stock dividends.............................    $   100,138    $    94,793     $    78,375     $    88,393    $    68,599
Preferred OP unit distributions.......................         24,859              -               -               -              -
                                                         -------------  -------------   -------------   -------------  -------------
Total Preferred Distributions.........................    $   124,997    $    94,793     $    78,375     $    88,393    $    68,599
                                                         =============  =============   =============   =============  =============

Total Combined Fixed Charges and Preferred
   distributions......................................    $   138,068    $   107,273     $    86,363     $    97,613    $    78,942
                                                         =============  =============   =============   =============  =============

Ratio of Earnings to Fixed Charges....................          25.11x         23.92x          29.54x          20.25x         15.77x
                                                         =============  =============   =============   =============  =============

Ratio of Earnings to Combined Fixed Charges and
    Preferred distribution............................           2.38x          2.78x           2.73x           1.91x          2.07x
                                                         =============  =============   =============   =============  =============

                                   Exhibit 12

                                                                  Three Months Ended
                                                                      March 31,
                                                            ---------------------------
                                                                 2001          2000
                                                            ------------   ------------

Supplemental disclosure of Ratio of Earnings before Interest, Taxes,
--------------------------------------------------------------------
Depreciation and Amortization ("EBITDA") to fixed charges:
---------------------------------------------------------

EBITDA..................................................     $  116,206    $  111,838
Add back minority OP unit distributions.................          8,505           925
Interest expense........................................            971         1,406
                                                            ------------   ------------
Adjusted EBITDA available to cover fixed charges........     $  125,682    $  114,169
                                                            ============   ============

Total Fixed Charges - Interest expense (including
    capitalized interest)...............................     $    3,081    $    3,517
                                                            ============   ============

Preferred Stock dividends...............................     $   28,036    $   25,038
Preferred OP unit distributions.........................          8,505           925
                                                            ------------   ------------
Total Preferred Distributions...........................     $   36,541    $   25,963
                                                            ============   ============

Total Combined Fixed Charges and Preferred Distributions     $   39,622    $   29,480
                                                            ============   ============

Ratio of EBITDA to Fixed Charges........................         40.79x        32.46x
                                                            ============   ============

Ratio of EBITDA to Combined Fixed Charges and Preferred
    Distributions.......................................          3.17x         3.87x
                                                            ============   ============


                                                                                   For the Year Ended December 31,
                                                            -----------------------------------------------------------------------
                                                                2000           1999          1998           1997           1996
                                                            ------------   ------------   ------------  ------------   ------------

Supplemental disclosure of Ratio of Earnings before Interest, Taxes,
--------------------------------------------------------------------
Depreciation and Amortization ("EBITDA") to fixed charges:
---------------------------------------------------------

EBITDA..................................................    $  456,956     $  433,877     $  340,680    $  273,628     $  224,508
Add back minority OP unit distributions.................        24,859              -              -             -              -
Interest expense........................................         3,293          7,971          4,507         6,792          8,482
                                                            ------------   ------------   ------------  ------------   ------------
Adjusted EBITDA available to cover fixed charges........    $  485,108     $  441,848     $  345,187    $  280,420     $  232,990
                                                            ============   ============   ============  ============   ============

Total Fixed Charges - Interest expense (including
    capitalized interest)...............................    $   13,071     $   12,480     $    7,988    $    9,220     $   10,343
                                                            ============   ============   ============  ============   ============

Preferred Stock dividends...............................    $  100,138     $   94,793     $   78,375    $   88,393     $   68,599
Preferred OP unit distributions.........................        24,859              -              -             -              -
                                                            ------------   ------------   ------------  ------------   ------------
Total Preferred Distributions...........................    $  124,997     $   94,793     $   78,375    $   88,393     $   68,599
                                                            ============   ============   ============  ============   ============

Total Combined Fixed Charges and Preferred Distributions    $  138,068     $  107,273     $   86,363    $   97,613     $   78,942
                                                            ============   ============   ============  ============   ============

Ratio of EBITDA to Fixed Charges........................        37.11x         35.40x         43.21x        30.41x         22.53x
                                                            ============   ============   ============  ============   ============

Ratio of EBITDA to Combined Fixed Charges and Preferred
    Distributions.......................................         3.51x          4.12x          4.00x         2.87x          2.95x
                                                            ============   ============   ============  ============   ============